Exhibit 8


                              List of Subsidiaries

Name of Wholly-Owned Subsidiary            Location

Alvarion, Inc.                             Delaware
Alvarion UK LTD.                           United Kingdom
Alvarion Uruguay SA                        Uruguay
Alvarion SARL*                             France
Alvarion Asia Pacific Ltd.                 Hong Kong
Floware Do Brasil LTDA                     Brazil
Alvarion De Mexico                         Mexico
Alvarion Japan KK                          Japan
Alvarion SRL                               Romania
Alvarion GmbH*                             Germany
Alvarion Israel (2003) Ltd.                Israel
Kermadec Telecom B.V.                      Netherlands
Alvarion - Tadipol-ECI Sp.z o.o.**         Poland
Alvarion Telsiz Sistemleri Ticaret         Turkey
A.(a).**
Floware Inc. (inactive)                    United States

*Alvarion SARL and Alvarion GmbH are wholly-owned subsidiaries of Alvarion UK LTD.
** Alvarion Telsiz Sistemleri Ticaret A. S. and Alvarion - Tadipol - ECI Sp.zoo are wholly owned subsidiaries of Kermadec Telecom B.V.